Exhibit 4.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of December 9, 2003

BETWEEN:

ROBERT A. ARCHER, professional geologist, of 12445 Klassen Place, Maple Ridge, British Columbia, Canada, V2X 8P3 and

FRANCISCO RAMOS SÁNCHEZ, mining engineer, of 2A de Fresnos 728, Jurica Campestre, Santiago de Queretaro, Qro, Mexico, 76100

(the “Vendors”)

AND:

GREAT PANTHER RESOURCES LIMITED, a company continued under the laws of the Yukon Territory, with an office at Suite 2100, 1177 West Hastings Street, Vancouver, British Columbia, Canada, V6E 2K3

(the “Purchaser”)

WHEREAS:

A.	The Vendors are the legal and beneficial owners of 50,000 common shares in the capital of Minera Mexicana El Rosario, S.A. de C.V., a company incorporated under the laws of the United Mexican States, such shares being all the issued and outstanding shares in the capital of the Company; and

B.	The Vendors have each agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the Vendors’ respective legal and beneficial interests in the shares in the capital of the Company on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of one Canadian dollar and the premises and mutual agreements and covenants herein contained (the receipt and adequacy of such consideration being mutually acknowledged by each party), the parties covenant and agree as follows:

1. Interpretation

1.1 Definitions

In this Agreement the following words and phrases shall have the following meanings:

(a)	“Agreement” means this agreement and all amendments made hereto by written agreement between the Vendors and the Purchaser.

(b)	“Business” means the acquisition, exploration, development and commercialization of natural resource properties and interests therein.

(c)	“Closing Date” means February 3, 2004 or such earlier or later date as may be mutually agreed upon in writing by the parties.

(d)	“Company” means Minera Mexicana El Rosario, S.A de C.V., of Arizona 2055, Col. Las Aguilas, Chihuahua, Chih, Mexico C.P. 31250

(e)	“Exchange” means the TSX Venture Exchange, a wholly owned subsidiary of the Toronto Stock Exchange.

(f)	“Letters of Intent” means the letters of intent listed in Schedule A.

(g)	“Purchaser’s Closing Certificate” means the instrument in the form attached as Schedule B to be executed and delivered by the Purchaser to the Vendors under Section 6.1.

(h)	“Purchase Price” means CDN$50,000 and 2,250,000 common shares in the capital of the Purchaser.

(i)	“Purchaser Shares” means the 2,250,000 common shares in the capital of the Purchaser to be issued and delivered to the Vendors, each as to 1,125,000 shares, in part payment of the Purchase Price.

(j)	“Shares” means the 50,000 common shares in the capital of the Company owned by the Vendors.

(k)	“Time of Closing” means 11:00 am, Vancouver time, on the Closing Date.

(l)	“Vendors’ Closing Certificate” means the instrument in the form attached as Schedule C to be executed and delivered by the Vendors to the Purchaser under Section 7.1.

1.2 Headings

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The term “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles and sections are to articles and sections of this Agreement.

1.3 Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice-versa, wordings importing the masculine gender shall include the feminine and neuter genders and vice-versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and companies.

2. Schedules

The following schedules are attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement:

      Schedule A – Letters of Intent

      Schedule B – Purchaser’s Closing Certificate

      Schedule C – Vendors’ Closing Certificate

3. Purchase and Sale

3.1 Purchased Shares

Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendors set forth in this Agreement, on the Closing Date the Vendors will sell, assign and transfer to the Purchaser and the Purchaser will purchase from the Vendor all (but not less than all) of the Shares and the Purchaser will pay and deliver to the Vendors the Purchase Price.

3.2 Adjustment

If before the Closing Date the Purchaser subdivides, consolidates, reclassifies or otherwise reorganizes the common shares in its capital (collectively the “reorganization”), then the number and class of shares of the Purchaser which shall be delivered to the Vendors as Purchaser Shares will be adjusted so that the Vendors will receive the same portion of the equity capital of the Purchaser after the reorganization as the Vendors would have received before the reorganization.

4. Vendors’ Representations and Warranties

In order to induce the Purchaser to enter into and consummate this Agreement, the Vendors represent and warrant to the Purchaser as follows:

4.1 Corporate and Share Representations

(a)	The Company is a company duly incorporated, organized and subsisting under the laws of the United Mexican States and is duly registered at the corporate registry with jurisdiction in the city of Chihuahua, State of Chihuahua under registration number 45, Folio 82, Volume 62, Book First dated July 23, 1988 and is in good standing with respect to the filing of all necessary returns.

(b)	The Company has the corporate power to own the assets owned by it and to carry on the Business.

(c)	The authorized capital of the Company consists of 50,000 common shares, all of which are issued and outstanding.

(d)	The Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

(e)	The Vendors own the Shares as legal and beneficial owners, free and clear of all liens, claims, charges and encumbrances.

(f)	The Vendors have due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser, free and clear of all liens, claims, charges and encumbrances.

(g)	No person, firm or corporation has any agreement or option or any right capable at any time of becoming an agreement to:

(i)	purchase or otherwise acquire the Shares or any of the unissued shares in the capital of the Company; or

(ii)	require the Vendors to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Shares other than under this Agreement.

4.2 Financial Representations

(a)	The Company has no liabilities, contingent or otherwise, and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation.

(b)	The Company is not indebted to the Vendors or any affiliate, director, officer or employee of the Company.

(c)	Neither the Vendors nor any affiliate, officer, director or employee of the Company is now indebted or under obligation to the Company on any account.

(d)	No dividend or other distribution on any shares in the capital of the Company has been made, declared or authorized and the Company has neither purchased nor redeemed nor agreed to purchase or redeem any of its shares.

(e)	No payment of any kind has been made or authorized by the Company to or on behalf of the Vendors or to or on behalf of officers, directors or shareholders of the Company. The Company has not paid or agreed to pay any compensation, pension, bonus, share of profits or other benefits to, or for the benefit of, any employee, director or officer of the Company.

(f)	There has not been any material adverse change in the affairs, business, prospects, operations or condition of the Company, financial or otherwise, or any damage, loss or other material adverse change in circumstances affecting the affairs, business, prospects, operations or condition of the Company.

4.3 Contractual Representations

(a)	The Letters of Intent are all in good standing and in full force and effect and the Vendors are not aware of any default by the Company or any other party to any of the Letters of Intent.

(b)	The Company is not party to any other material contract, agreement, undertaking or arrangement, whether oral or written or implied, other than the Letters of Intent.

4.4 General Representations

(a)	There is no basis for and there is no action, suit, judgment, investigation or proceeding outstanding or pending or, to the knowledge of the Vendors, threatened against or affecting the Company.

(b)	The Company is not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan or permit to which it is subject or which applies to it.

(c)	The Company carries on business only in Mexico and it does not carry on business in any other country. (d) The Company has not experienced, nor is it or the Vendors aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations.

(e)	Neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will violate the constating documents of the Company or any agreement to which the Vendors or the Company are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any claim, encumbrance, charge or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation or any order or decree of any court or tribunal to which the Vendors or the Company is subject which could materially affect the business or the Company or prevent the due and valid transfer of the Shares as provided in this Agreement.

(f)	The Company does not own, directly or indirectly, any shares or interests in any other company or firm.

5. Purchaser’s Representations and Warranties

5.1 The Purchaser represents and warrants that:

(a)	the Purchaser is a company duly organized and subsisting under the Business Corporations Act (Yukon), and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Corporations of Yukon Territory;

(b)	neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will violate the Articles and Bylaws of the Purchaser or any agreement to which the Purchaser is a party;

(c)	the Purchaser has due and sufficient right, power and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement;

(d)	the Purchaser is a “reporting issuer” as defined in the Securities Act (British Columbia) and is not in default of any requirements of the Securities Act (British Columbia) or its Regulations. The common shares of the Purchaser are listed and posted for trading on the Exchange. No orders ceasing or suspending trading in securities of the Purchaser nor prohibiting the sale of such securities has been issued to the Purchaser or its directors or officers and, to the knowledge of the Purchaser, no investigations or proceedings for such purposes are pending or threatened.

6.Purchaser’s Conditions of Closing

6.1 The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled in all material respects in the reasonable opinion of the Purchaser at the Time of Closing or waived by the Purchaser at or before the Time of Closing or agreed by the Vendors and the Purchaser to be indemnified for by the Vendors:

(a)	the representations and warranties of the Vendors contained in this Agreement will be true and correct on and as of the Closing Date;

(b)	the Vendors will have complied with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by them on or before the Closing Date;

(c)	no action or proceeding against the Company or the Vendors will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)	the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii)	the right of the Company to conduct its operations and carry on its business in the ordinary course;

(d)	the Vendors will tender to the Purchaser the Vendors’ Closing Certificate signed by the Vendors certifying the truth and correctness at the Closing of the representations and warranties of the Vendors contained in Article 4, the performance of all covenants and agreements of the Vendors and that the condition described in subsection 6.1(c) does not exist at the Closing Date;

(e)	the Vendors will have executed releases, in a form satisfactory to the Purchaser, releasing the Company from any and all possible claims against the Company arising from any act, matter or thing arising at or before the Time of Closing;

(f)	all necessary steps and proceedings will have been taken to permit the Shares to be duly and regularly transferred to and registered in the name of the Purchaser.

6.2 If any of the conditions in section 6.1 are not fulfilled or waived or indemnified for, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendors. In such event the Purchaser shall be released from all obligations under this Agreement, and the Vendors will also be released unless the Vendors were reasonably capable of causing such condition or conditions to be fulfilled or the Vendors have breached any of their representations, warranties, covenants or agreements under this Agreement.

6.3 The conditions in section 6.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of the non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

6.4 The Vendors will deliver to the Purchaser at the Time of Closing an opinion of the Vendors’ counsel, addressed to the Purchaser, in form satisfactory to the Purchaser, that:

(a)	the Company is duly incorporated, organized and validly existing under the laws of Mexico, and is in good standing with respect to the filing of required annual returns;

(b)	the number of authorized and issued shares in the capital of the Company is as warranted by the Vendors and the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

(c)	all necessary steps and corporate proceedings have been taken to permit the Shares to be duly and validly transferred to and registered in the name of the Purchaser.

7.Vendors’ Conditions of Closing

7.1 The obligations of the Vendors under this Agreement are subject to the following conditions for the exclusive benefit of the Vendors being fulfilled in all material respects in the reasonable opinion of the Vendors at the Time of Closing or waived by the Vendors at or before the Time of Closing or agreed by the Purchaser and the Vendors to be indemnified for by the Purchaser:

(a)	the representations and warranties of the Purchaser contained in this Agreement will be true and correct on and as of the Closing Date;

(b)	the Purchaser will have complied with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c)	no action or proceeding against the Purchaser will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(i)	the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii)	the right of the Company to conduct its operations and carry on its business in the ordinary course; and

(d)	The Purchaser will tender to the Vendors the Purchaser’s Closing Certificate signed by an officer of the Purchaser certifying the truth and correctness at the Closing Date of the representations and warranties of the Purchaser contained in Article 5, the performance of all covenants and agreements of the Purchaser, and the condition described in subsection 7.1(c) does not exist as at the Closing Date.

7.2 If any of the conditions in section 7.1 are not fulfilled or waived or indemnified for, the Vendors on the Closing date may rescind this Agreement by notice in writing to the Purchaser. In such event, the Vendors shall be released from all obligations under this Agreement, and the Purchaser will also be released unless the Purchaser was reasonably capable of causing such condition or conditions to be fulfilled or the Purchaser has breached any of its representations, warranties, covenants or agreements in this Agreement.

7.3 The conditions in section 7.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

8. Closing Arrangements

8.1 Closing Location

The closing of the purchase and sale contemplated by this Agreement (the “Closing”) will take place at the Time of Closing on the Closing Date at the offices of the Purchaser.

8.2 Vendor’s Closing Documents

At the Closing, the Vendors will tender to the Purchaser:

(a)	resignations in writing as directors, but not as officers, of the Company;

(b)	releases releasing the Company from any and all possible claims against the Company arising from any act, matter or thing arising at or before the Closing Date;

(c)	certified copies of resolutions of the directors of the Company in form satisfactory to the Purchaser, acting reasonably, authorizing the transfer of the Shares to, and registration of the Shares in the name of the Purchaser and issue of new share certificates representing the Shares in the name of the Purchaser;

(d)	share certificates in the name of the Vendors representing the Shares duly endorsed for transfer and duly executed share certificates representing the Shares in the name of the Purchaser;

(e)	any register of shareholders of the Company recording that the Purchaser is the holder of all issued and outstanding shares of the Company;

(f)	an opinion in the form described in section 6.4;

(g)	all corporate records and books of account of the Company including Minute Books, Share Registers and Annual Reports, and a Certificate of Good Standing; and

(h)	every common seal of the Company.

8.3 Purchaser’s Closing Documents

At the Closing, the Purchaser will tender to the Vendors:

(a)	a certified copy of a resolution of the directors of the Purchaser in form satisfactory to the Vendors, acting reasonably, authorizing the execution and delivery of this Agreement and the purchase of the Shares;

(b)	a cheque, payable as the Vendors may direct, for CDN$50,000; and

(c)	Certificates representing Purchaser Shares.

9.General

9.1 Reliance

The Vendors acknowledge and agree that the Purchaser has entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and that no information which is now known, which may become known or which could, upon investigation, have become known to the Purchaser or any of its present or future officers, directors or professional advisors in any way limits or extinguishes any rights the Purchaser may have against the Vendors, including without limitation, any right to indemnity under section 9.3 of this Agreement.

9.2 Survival of Vendors’ Representations

The representations, warranties, covenants and agreements of the Vendors contained in this Agreement and in any document or certificate given under this Agreement, will survive the Closing of the transaction contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Purchaser unless such waiver was made after notice in writing by the Vendors to the Purchaser setting forth the breach.

9.3 Indemnification by Vendors

The Vendors covenant and agree to indemnify and save harmless the Purchaser from any loss, damage, liability, cost or expense suffered by the Purchaser, directly or indirectly, as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Vendors contained in this Agreement, the Vendors’ Closing Certificate or any document or certificate delivered under this Agreement.

9.4 Survival of Purchaser’s Representations

The representations, warranties, covenants and agreements of the Purchaser contained in this Agreement and in any document or certificate given under this Agreement, will survive the Closing of the transaction contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Vendors unless such waiver was made after notice in writing by the Purchaser to the Vendors setting forth the breach.

9.5 Indemnification by Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendors from any loss, damage, liability, cost or expense suffered by the Vendors, directly or indirectly, as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Purchaser contained in this Agreement, the Purchaser’s Closing Certificate or any document or certificate delivered under this Agreement.

9.6 Legal Fees

Each of the parties will bear the legal fees and disbursements of the respective lawyers and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

9.7 Restriction on Transfer of Purchaser Shares

(a)	The Purchaser Shares will be issued under an exemption from the registration and prospectus requirements contained in the Securities Act (British Columbia). The certificates representing the Purchaser Shares will have entered thereon the following legends:

Unless permitted under securities legislation, the holder of the securities shall not trade the securities represented by this certificate before (4 months plus one day from the issuance date.)

Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until (4 months plus one day from the issuance date.)

(b)	The parties agree that the Purchaser Shares will be deposited in escrow pursuant to an escrow agreement, to be executed by the Vendors, the Purchaser and the escrow agent, on terms and in form and substance acceptable to the Exchange. All costs and fees of the escrow agent in respect of the escrow agreement shall be paid by the Purchaser.

10. Exchange Acceptance

This Agreement and the transactions contemplated hereby shall be subject to final acceptance for filing by the Exchange in accordance with the policies of the Exchange. The Purchaser shall file this Agreement and such other documentation and information as may be necessary or desirable with the Exchange, requesting final acceptance.

11. Notices

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by mailing the same, postage prepaid, or delivering the same addressed as follows:

To the Vendors:	ROBERT A. ARCHER 12445 Klassen Place Maple Ridge, British Columbia, Canada, V2X 8P3
and	FRANCISCO RAMOS SANCHEZ 2A de Fresnos 728, Jurica Campestre Santiago de Queretaro, Qro, Mexico, 76100
To the Purchaser:	GREAT PANTHER RESOURCES LIMITED Suite 2100, 1177 West Hastings Street Vancouver, British Columbia, Canada, V6E 2K3

or to such other address as a party may specify by notice and shall be deemed to have been received, if delivered, on the date of delivery if it is a business day or otherwise on the next succeeding business day and, if mailed, on the fifth business day following the posting of the notice except if there is a postal disruption, in which case all communications shall be delivered.

12. Time of Essence

Time is of the essence of this Agreement.

13. Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement and to assure to the Purchaser the Shares.

14. Proper Law

This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of British Columbia, Canada, and the parties submit and attorn to the jurisdiction of the courts of the province of British Columbia.

15. Entire Agreement

This Agreement contains the whole agreement between the Vendors and the Purchaser pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties and there are no representations, warranties, covenants, conditions, or other terms other than expressly contained in this Agreement.

16. Assignment

This Agreement and the Purchaser’s rights hereunder may be assigned by the Purchaser to another corporation, upon which assignment that corporation will have the right to acquire the Shares and to otherwise complete the Agreement provided such other corporation assumes the Purchaser’s obligations to the Vendors under this Agreement. This Agreement may not be assigned by the Vendors without the prior written consent of the Purchaser.

17. Benefit and Binding Nature of This Agreement

This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

18. Amendment and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties and no waiver of any breach of any term or provisions of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, it will be limited to the specific breach waived.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

Signed, sealed and delivered by Robert A. Archer in the     )
presence of:                                                )
                                                            )
                                                            )
/s/ M. Michael Sikula                                       )    /s/ Robert A. Archer
Witness                                                     )        Robert A. Archer

Signed, sealed and delivered by Francisco Ramos Sanchez     )
in the presence of:                                         )
                                                            )
                                                            )
/s/ M. Michael Sikula                                       )    /s/ Francisco Ramos Sanchez
Witness                                                     )     Francisco Ramos Sanchez

The Common Seal of GREAT PANTHER RESOURCES LIMITED was      )
hereunto fixed in the presence of                           )
                                                            )
                                                            )
/s/ Malcolm A. Burne                                        )
Authorized Signatory                                        )                         C/S
                                                            )
/s/ Kaare G. Foy                                            )
Authorized Signatory                                        )

Schedule A

Letters of Intent

1.	Letter of Intent dated October 1, 2003 between Mr. Alfredo Rodriguez Chávez and wife, Mrs. Plácida Redondo de Rodríguez, represented by Ing. Eduardo Rodríguez Chávez and Minera Mexicana El Rosario, S.A. de C.V., represented by Ing. Francisco Ramos Sánchez for an option to acquire the Santo Nino Mining Claim, being part of the property known as the San Antonio Property.

2.	Letter of Intent dated October 24, 2003 between Minera Mexicana El Rosario, S.A. de C.V, represented by Francisco Ramos Sánchez and Ing. Carlos Teodoro Ortiz Rodríguez and Minera San Miguel de Los Tarros, S.A. de C.V., represented by Ing. Carlos Teodoro Ortiz Rodríguez for an option to acquire the Sary, San Taco, Hortencia and Piedra Verde mining claims, being part of the property known as the San Antonio Property.

3.	Letter of Intent dated August 23, 2003 between Cia. Minera de Canelas y Topia, S.A. de C.V. and Minera Mexicana El Rosario, S.A. de C. V. for an option to acquire the property known as the Topia Mine

Schedule B

Purchaser’s Closing Certificate

TO: Robert A. Archer, P.Geo. and Ing. Francisco Ramos Sánchez (the “Vendors”)

Great Panther Resources Limited (the “Purchaser”) hereby certifies that:

(1)	the representations and warranties set forth in Article 5 of the Share Purchase Agreement (the “Agreement”) made as of December 9, 2003 between the Purchaser and the Vendors are true and correct as of the Time of Closing (as such term is defined in the Agreement) with the same force and effect as if made at and as of the Time of Closing;

(2)	all of the terms, covenants and conditions of the Agreement to be performed or complied with by the Purchaser at or prior to the Time of Closing have been performed and complied with as of the date hereof; and

(3)	the condition described in subsection 7.1(c) of the Agreement does not exist at the Time of Closing.

Dated _____________.

Great Panther Resources Limited

By: Authorized Signatory

Schedule C

Vendors’ Closing Certificate

TO: Great Panther Resources Limited (the “Purchaser”)

Robert A. Archer, P.Geo. and Ing. Francisco Ramos Sánchez (the “Vendors”) hereby certify that:

(1)	the representations and warranties set forth in Article 4 of the Share Purchase Agreement (the “Agreement”) made as of December 9, 2003 between the Purchaser and the Vendors are true and correct as of the Time of Closing (as such term is defined in the Agreement) with the same force and effect as if made at and as of the Time of Closing;

(2)	all of the terms, covenants and conditions of the Agreement to be performed or complied with by the Vendors at or prior to the Time of Closing have been performed and complied with as of the date hereof; and

(3)	the condition described in subsection 6.1(c) of the Agreement does not exist at the Time of Closing.

Dated _____________.

_______________________________
Ing. Francisco Ramos Sánchez

_______________________________
Robert A. Archer, P.Geo